Exhibit 99.2

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$24,551	$28,685
Accounts receivable, net of allowance for doubtful accounts of $54 and $76 as of March 31, 2022 and December 31, 2021, respectively	2,768	1,370
Inventories, net — current	3,235	4,433
Assets held for sale	254	-
Prepaid expenses and other current assets	691	900
Total current assets	31,499	35,388
Property and equipment, net	1,468	2,291
Right of use asset	2,546	3,081
Inventories, net — noncurrent	2,656	2,494
Intangible assets, net	471	484
Other noncurrent assets	159	180
Total assets	$38,799	$43,918
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$3,440	$3,638
Amounts due to related parties	69	64
Operating lease liability — current	1,036	1,074
Other current liabilities	264	264
Total current liabilities	4,809	5,040
Operating lease liability — noncurrent	1,709	2,220
Common stock warrant liabilities	—	3,392
Other noncurrent liabilities	2,039	2,070
Total liabilities	8,557	12,722
Commitments and contingencies (Note 15)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of March 31, 2022 and December 31, 2021; 22,188,918 and 22,184,235 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	63	63
Additional paid-in capital	277,169	257,515
Accumulated deficit	(246,971)	(226,485)
Total Arcadia Biosciences stockholders’ equity	30,261	31,093
Non-controlling interest	(19)	103
Total stockholders' equity	30,242	31,196
Total liabilities and stockholders’ equity	$38,799	$43,918

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share data and per share data)

	Three Months Ended March 31,
	2022	2021
Revenues:
Product	$3,170	$803
Royalty	50	25
Total revenues	3,220	828
Operating expenses (income):
Cost of revenues	3,458	856
Research and development	395	1,159
Change in fair value of contingent consideration	(31)	(140)
Impairment of property and equipment	—	210
Gain on sale of property and equipment	(328)	—
Selling, general and administrative	4,349	4,069
Total operating expenses	7,843	6,154
Loss from operations	(4,623)	(5,326)
Interest expense	(1)	(9)
Other income, net	14	7,463
Change in fair value of common stock warrant liabilities	—	322
Issuance and offering costs	—	(769)
Net (loss) income before income taxes	(4,610)	1,681
Income tax provision	—	—
Net (loss) income	(4,610)	1,681
Net loss attributable to non-controlling interest	(122)	(377)
Net (loss) income attributable to common stockholders	$(4,488)	$2,058
Net (loss) income per share attributable to common stockholders:
Basic	$(0.20)	$0.11
Diluted	$(0.20)	$0.11
Weighted-average number of shares used in per share calculations:
Basic	22,186,993	18,970,250
Diluted	22,186,993	19,042,962

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(4,610)	$1,681
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant liabilities	—	(322)
Change in fair value of contingent consideration	(31)	(140)
Issuance and offering costs	—	769
Depreciation	149	236
Amortization of intangible assets	13	20
Lease amortization	166	289
Gain on disposal of property and equipment	(328)	—
Stock-based compensation	260	325
Unrealized gain on corporate securities	—	(7,463)
Write-down of fixed assets	—	210
Write-down of inventory	368	160
Changes in operating assets and liabilities:	—	—
Accounts receivable	(1,398)	293
Inventories	669	184
Prepaid expenses and other current assets	208	(90)
Other noncurrent assets	22	—
Accounts payable and accrued expenses	(198)	(591)
Amounts due to related parties	5	(54)
Unearned revenue	—	55
Other current liabilities	-	3
Operating lease payments	(180)	(272)
Net cash used in operating activities	(4,885)	(4,707)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	787	—
Purchases of property and equipment	(40)	(485)
Net cash provided by (used in) investing activities	747	(485)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock and warrants from January 2021 PIPE securities purchase agreement	—	25,147
Payments of offering costs relating to January 2021 PIPE securities purchase agreement	—	(1,912)
Principal payments on debt	—	(2,009)
Proceeds from ESPP purchases	4	21
Capital contributions received from non-controlling interest	—	750
Net cash provided by financing activities	4	21,997
Net (decrease) increase in cash and cash equivalents	(4,134)	16,805
Cash and cash equivalents — beginning of period	28,685	16,043
Cash and cash equivalents — end of period	$24,551	$32,848
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$1	$19
NONCASH INVESTING AND FINANCING ACTIVITIES:
Common stock warrant liabilities reclassified to equity upon adoption of ASU 2020-06	$3,392	$—
Common stock warrants issued to placement agent and included in offering costs related to January 2021 PIPE securities purchase agreement	$—	$942
Purchases of fixed assets included in accounts payable and accrued expenses	$—	$25

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